Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated February 12, 2014, relating to the consolidated financial statements of Goldcorp Inc. and the effectiveness of Goldcorp Inc.’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Goldcorp Inc. for the year ended December 31, 2013.

/s/ Deloitte LLP

Chartered Accountants

Vancouver, Canada

May 8, 2014